Exhibit 2

AUDIOCODES LTD.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR USE AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 29, 2003.

The undersigned shareholder of AudioCodes Ltd. (the “Company”) hereby appoints SHABTAI ADLERSBERG, or if unable to attend, MIKE LILO, the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution, to vote as described below all of the shares of the Company that the undersigned is entitled to vote at the Annual General Meeting of Shareholders of the Company to be held at the principal executive offices of the Company, 4 Hahoresh Street, Yehud 56470, Israel, on Wednesday, October 29, 2003, at 11:00 a.m. (local time), and at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made this proxy will be voted FOR Items 1, 2, 3, 4, 5, 6, 7, 8 and 9.  In addition, unless the undersigned has marked YES next to Item 10 below, the undersigned confirms the absence of a “personal interest” with respect to the purchase of directors’ and officers’ liability insurance.

1.

TO ELECT SHABTAI ADLERSBERG AS A CLASS III DIRECTOR

   FOR

   AGAINST

   ABSTAIN

2.

TO AUTHORIZE THE CHAIRMAN OF THE BOARD TO CONTINUE SERVING AS PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE COMPANY

   FOR

   AGAINST

   ABSTAIN

3.

TO RATIFY OPTION GRANT TO THE CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE COMPANY

   FOR

   AGAINST

   ABSTAIN

4.

TO RATIFY THE APPOINTMENT OF JOSEPH TENNE AS A CLASS II DIRECTOR

   FOR

   AGAINST

   ABSTAIN

5.

TO RATIFY OPTION GRANT TO JOSEPH TENNE, A NON-EMPLOYEE DIRECTOR

   FOR

   AGAINST

   ABSTAIN

6.

TO ELECT DORON NEVO AS AN INDEPENDENT DIRECTOR

   FOR

   AGAINST

   ABSTAIN

7.

TO RATIFY THE APPOINTMENT OF THE COMPANY’S INDEPENDENT AUDITORS FOR 2003 AND TO AUTHORIZE THE COMPENSATION OF THE AUDITORS

   FOR

   AGAINST

   ABSTAIN

8.

TO RATIFY OPTION GRANTS TO CERTAIN NON-EMPLOYEE DIRECTORS

   FOR

   AGAINST

   ABSTAIN

9.

TO RATIFY PURCHASE OF DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

   FOR

   AGAINST

   ABSTAIN

10.

I HAVE A “PERSONAL INTEREST” IN ITEM 9

   YES

   NO

The undersigned hereby acknowledges receipt of the Notice of the Annual General Meeting of Shareholders and the Proxy Statement accompanying such Notice, revokes any proxy or proxies heretofore given to vote upon or act with respect to the undersigned’s shares and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue thereof.

SIGNATURE(S) _________________________________________

SIGNATURE(S) _________________________________________

DATE _________________________________________________

Please mark, date and sign exactly as name(s) appear(s) on this proxy and return this proxy card promptly using the enclosed envelope.  If the signer is a corporation, please sign full corporate name by duly authorized officer.  Executives, administrators, trustees, etc. should state full title or capacity.  Joint owners should each sign.

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